Exhibit 99.1

               LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
             Unaudited Pro Forma Condensed Consolidated
                      Statement of Earnings

     The following unaudited pro forma condensed consolidated statement of earnings for the twelve months ended December 31, 1997 gives effect to the sale by Level 8 Systems, Inc. ("Level 8")of its wholly owned subsidiary, ProfitKey International, Inc. ("ProfitKey"), as if the sale had occurred on January 1, 1997. The unaudited pro forma condensed consolidated statement of earnings has been prepared for informational purposes only and does not purport to present the financial position or the results of operations of Level 8 had the sale of ProfitKey occurred on the date indicated, nor is it necessarily indicative of the results of operations which may be achieved in the future.

     The unaudited pro forma condensed consolidated statement of earnings includes the historical operations of Level 8 and the historical operations of ProfitKey and should be read in conjunction with the notes to the unaudited pro forma condensed consolidated statement of earnings.

                 LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
        Pro Forma Condensed Consolidated Statement of Earnings
              For the twelve months ended December 31, 1997

                            Historical                Pro Forma (a),(b)
                       ------------------------  ------------------------
                                     ProfitKey
                        Level 8        Inter-
                        Systems,      national,
                           Inc.         Inc.     Adjustments    Adjusted
                       -----------   ----------  -----------    ---------
REVENUE:
  Consulting and
   service             $ 13,924,256  $ 3,753,634              $ 10,170,622
  Software                5,567,860    1,213,748              $  4,354,112
  Other                     733,164      577,910              $    155,254
                        -----------  -----------               -----------
    Total revenue        20,225,280    5,545,292                14,679,988

COST OF REVENUE:
  Consulting and
   service                6,533,409    1,538,276                 4,995,133
  Software                3,346,825      708,346                 2,638,479
  Other                     543,504      503,538                    39,966
                        -----------  -----------                ----------
    Total cost of
     revenue             10,423,738    2,750,160                 7,673,578

GROSS MARGIN              9,801,542    2,795,132                 7,006,410
                        -----------  -----------                ----------
OPERATING EXPENSES:
  Selling, general and
   administrative         7,938,318    2,502,972                 5,435,346
  Amortization of good-
   will and service                                                    -
   contracts acquired       531,210          -      (98,788)(c)    432,422
                        -----------  -----------  ----------    ----------
                          8,469,528    2,502,972    (98,788)     5,867,768
    Operating income
     before gain on
     sale of business     1,332,014      292,160     98,788      1,138,642

  Gain on sale of
   business                  60,278          -           -          60,278
                        -----------  -----------  ------------  ----------
OPERATING INCOME          1,392,292      292,160     98,788      1,198,920

OTHER INCOME (EXPENSE)
   Interest income          409,792          -                     409,792
   Interest expense         (22,221)      (2,316)                  (19,905)
                        -----------  -----------                ----------
                            387,571       (2,316)                  389,887

INCOME BEFORE INCOME
 TAXES                    1,779,863      289,844     98,788      1,588,807
INCOME TAX EXPENSE          690,900      138,214         -         552,686
                        -----------  -----------  ------------  ----------
NET INCOME              $ 1,088,963  $   151,630  $  98,788     $1,036,121
                        ===========  ===========  ============  ==========

NET INCOME PER SHARE

  Net income per
   share - Basic        $     0.16                               $    0.15
                        ==========                              ==========
  Net income per
   share - Diluted      $     0.14                               $    0.14
                        ==========                              ==========

WEIGHTED AVERAGE
 COMMON AND COMMON
 EQUIVALENT SHARES

    Basic                6,992,398                               6,992,398
    Diluted              7,561,084                               7,561,084



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               LEVEL 8 SYSTEMS, INC. AND SUBSIDIARIES
       Notes to Unaudited Pro Forma Condensed Consolidated
                      Statement of Earnings


(a)  Level 8 Systems, Inc. ("Level 8") sold ProfitKey
International, Inc. ("ProfitKey") on April 6, 1998. The sale resulted in a loss of approximately $1,300,000 before a tax benefit of $270,000. Level 8 recorded this loss in the first quarter of 1998 as a loss from a discontinued operation. The pro forma statement of operations for the three months ended March
31, 1998 is not presented here since the sale of ProfitKey was accounted for as a discontinued operation in Level 8's Quarterly
Report on Form 10-Q for the three months ended March 31, 1998.

(b) Level 8 received $463,615 in cash and a $2,000,000 promissory note from the buyer of ProfitKey. The proceeds from the sale of ProfitKey were used to repay current working capital obligations.

(c) To adjust the amortization expense on service contracts and the related deferred tax benefit arising from the disposition of ProfitKey.